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                           EXHIBIT 99.1

                   Agreement to File as a Group


     In accordance with Rule 13d-f promulgated under the Securities Exchange Act of 1934, as amended, the persons below certify that they have agreed and hereby memorialize their agreement to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of DMI Furniture, Inc. This Joint Filing Statement shall be included as an exhibit to such joint filing.

     Each person on whose behalf the Schedule 13D or any amendment thereto is filed is responsible for the timely filing of such
Schedule 13D and any amendments thereto necessitated by the actions or intentions of such person and for the completeness and accuracy of the information pertaining to him or its or his or its actions or intentions.


                              /s/Donald D. Dreher

                              Date: August 7, 1996


                              /s/Joseph G. Hill

                              Date: August 7, 1996


                              PATTCO, INC.

                              By /s/ James A Patterson, Chairman
                              and President

                              Date: August 7, 1996


                              /s/James A. Patterson

                              Date: August 7, 1996


                              /s/ C. Edward Glasscock

                              Date: August 7, 1996


                              /s/ Charles S. Cassis

                              Date: August 7, 1996


                              /s/ R. James Straus

                              Date: August 7, 1996


                              /s/ Scott W. Dolson

                              Date: August 7, 1996


                              /s/ James A. Giesel

                              Date: August 7, 1996


                              /s/ Mark R. Feather

                              Date: August 7, 1996


                              /s/ Arthur S. Beeman

                              Date: August 7, 1996


                              /s/Alan K. MacDonald

                              Date:  August 7, 1996